Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Getty Images Holdings, Inc. of our report dated March 14, 2025, relating to the financial statements of Envato Pty Ltd, which appears in Shutterstock, Inc.’s Current Report on Form 8-K dated March 28, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Melbourne, Australia

April 28, 2025